MAVERICK TUBE CORPORATION
                      400 Chesterfield Center, Second Floor
                        Chesterfield, Missouri 63017-4800
                                    ---------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   -----------
To the Stockholders of:
MAVERICK TUBE CORPORATION

The Annual Meeting of Stockholders of Maverick Tube Corporation (the "Company") will be held at the Doubletree Hotel and Conference Center, 16225 Swingley Ridge Road, Chesterfield, Missouri 63017, on Monday, February 10, 1997 at 4:00 P.M., Central Standard Time, for the following purposes:

1. To elect six (6) Directors to serve until the next Annual Meeting of Stock holders and until their successors are elected and qualified;

2. To consider and act upon a proposal to approve the Board of Directors' adoption of the amendment to the Maverick Tube Corporation 1994 Stock Option Plan; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on December 12, 1996, as the date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. A complete list of the stockholders entitled to vote at the meeting will be open to the examination of stockholders for any purpose germane to the Annual Meeting during ordinary business hours for a period of ten days prior to the meeting at the offices of the Company, 400 Chesterfield Center, Second Floor, Chesterfield, Missouri 63017-4800.

A copy of the Company's Annual Report for its fiscal year 1996 accompanies this Notice.

                       By Order of the Board of Directors,

                              CHARLES O. STRUCKHOFF
                                    Secretary



December 16, 1996
Chesterfield, Missouri

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                            MAVERICK TUBE CORPORATION

                      400 Chesterfield Center, Second Floor
                        Chesterfield, Missouri 63017-4800

                                 PROXY STATEMENT
           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 10, 1997

This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Maverick Tube Corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on February 10, 1997, or any adjournment thereof. Shares represented by properly executed proxies received in time for the Annual Meeting will be voted as directed by the stockholders and, if no directions are given, will be voted as follows: "FOR" the election of the six persons named herein as nominees for directors of the Company as set forth in proposal 1 as indicated in the enclosed form of proxy; and "FOR" the approval of the amendment to the Company's 1994 Stock Option Plan which would increase the number of shares of Common Stock available for issuance upon exercise of options granted under the plan from 300,000 to 1,000,000 as set forth in proposal 2 as indicated in the enclosed form of proxy.

Stockholders who executed proxies may revoke them at any time before they are exercised by giving notice to the Secretary of the Company. Any stockholder of record on the record date who attends the meeting may vote in person whether or not he or she has previously filed a proxy. This proxy statement and enclosed form of proxy are being mailed to stockholders on or about December 16, 1996.

Solicitation of proxies will be made primarily by mail. The cost of solicitation of proxies will be paid by the Company and will also include reimbursement paid to brokerage firms and others for their expenses of forwarding solicitation materials to their principals.

        On December 12, 1996, the record date of the determination of stockholders entitled to vote at the Annual Meeting, there were 7,472,071 shares of Common Stock, par value $.01 per share ("Common Stock"), of the Company outstanding. Each share is entitled to one vote on each matter submitted to a vote of the stockholders. A majority of the outstanding shares present or represented by proxy will constitute a quorum at the meeting. Votes that are withheld in the election of directors, abstentions on all other matters properly brought before this meeting and proxies relating to "street name" shares which are not voted by brokers on one or more, but less than all, matters (so-called "broker non-votes") will be considered as shares present for purposes of determining a quorum. With regard to the election of directors, votes that are withheld will be excluded entirely from the vote and will have no effect. With regard to any other matters, abstentions (including proxies which deny discretionary authority on any other matters properly brought before this meeting) will be counted as shares present and entitled to vote and will have the same effect as a vote against any such other matters. Broker non-votes will not be treated as shares represented at the meeting as to such matter(s) not voted on and therefore will have no effect.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of December 12, 1996 with respect to each person known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock of the Company:

              Name and Address of                    Amount and Nature of                 Percent
               Beneficial Owner                      Beneficial Ownership                 of Class


           First Reserve Corporation (1)                     600,000                       8.03%
           475 Steamboat Road
           Greenwich, CT  06830


           John D. Weil                                      589,000                       7.88%
           200 North Broadway, Suite 825
           St. Louis, MO  63102

           Wellington Management Company                     470,000                       6.29%
           75 State Street
           Boston, MA 02109

           (1) First Reserve corporation ("first Reserve") affiliates American Gas & Oil Investors, Limited Partnership and AmGO II, Limited Partnership own 350,000 and 250,000 shares of Common Stock, respectively. These shares are deemed to be beneficially owned by first Reserve by reason of its position as the managing general partner.

Management Ownership of the Company's Stock

Under regulations of the Securities and Exchange Commission, persons who have power to vote or to dispose of shares of the Company, either alone or jointly with others, are deemed to be beneficial owners of those shares. The following table shows, as of December 12, 1996, the beneficial ownership of each present director and executive officer and of all present directors and executive officers as a group, of shares of the Company's Common Stock. The information has been furnished to the Company by the individuals named.


                                               Number of Shares       Currently
           Name of Individual                    Beneficially        Exercisable            Percent of
           or Number in Group                       Owned             Options(1)               Class

           Gregg M. Eisenberg                      97,354                 -0-                   1.30%

           John A. Hill                             4,000(2)             2,000                    *

           William E. Macaulay                      2,000(2)(3)          2,000                    *

           David H. Kennedy                         2,000(2)             2,000                    *

           C. Robert Bunch                          5,200                4,000                    *

           C. Adams Moore                           2,000                2,000                    *

           Charles O. Struckhoff                   60,675                 -0-                     *

           T. Scott Evans                          31,143               25,000                    *

           Sudhakar Kanthamneni                    35,504               30,000                    *
                                                   --------              ------



           All directors and officers as a group
           (10 persons including those named)     239,876               67,000                  3.21%
                                                                                                (of 7,472,071 shares)
---------

*     Represents less than 1% of the class.



(1) Number of shares of Common Stock issuable upon the exercise of options which are presently exercisable or will first become exercisable within 60 days of December 12, 1996. Such shares are included in the number of shares of Common Stock indicated under the column captioned "Number of Shares Beneficially Owned" above.

(2) Excludes: (a) 350,000 shares of Common Stock owned by American Gas & Oil Investors, Limited Partnership; and (b) 250,000 shares of Common Stock owned by AmGo II, all of which may be deemed to be beneficially owned by John A. Hill, William E. Macaulay and David H. Kennedy, each of whom is a Director of the Company, and serve as Chairman of the Board, President and Chief Executive Officer, and Managing Director, respectively, of First Reserve. Messrs. Hill, Macaulay and Kennedy disclaim beneficial ownership of these shares.

(3) Excludes: (a) 9,940 shares of Common Stock owned by the Anne R. Macaulay Trust 1; (b) 1,156 shares of Common Stock owned by the Anne R. Macaulay Trust 2; (c) 8,023 shares of Common Stock owned by the Elizabeth R. Macaulay Trust 1; (d) 1,156 shares of Common Stock owned by the Elizabeth
      R. Macaulay Trust 2; and (e) 25,329 shares of Common Stock owned by Linda
      R. Macaulay, the wife of Mr. Macaulay; all of which may be deemed to be beneficially owned by Mr. Macaulay. Mr. Macaulay disclaims beneficial ownership of these shares.

                          ITEM 1- ELECTION OF DIRECTORS

        The term of office of each of the seven current members of the Company's Board of Directors expires at the 1997 Annual Meeting of Stockholders. It is the intention of the persons named in the accompanying proxy, unless otherwise directed, to vote such proxies for the election of the six nominees named below as Directors of the Company to serve until the 1998 Annual Meeting of Stockholders and until their successors are elected and qualified. If any persons named below should become unavailable for election as a Director, the holders of the proxies reserve the right to substitute another nominee of their choice. THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE SIX NOMINEES NAMED BELOW.

The following table sets forth information with respect to each nominee for election as a Director, each of whom has agreed to serve if elected.


                                                                  PRINCIPAL OCCUPATION
                                                                  AND BUSINESS EXPERIENCE
                                                                  DURING PAST 5 YEARS AND                     SERVED AS A
NAME                                AGE                           OTHER DIRECTORSHIPS                         DIRECTOR SINCE

Gregg M. Eisenberg                   46                           Chairman of the Board since                    1988
February 1996, President, Chief
                                                                  Executive
                                                                  Officer  and a
                                                                  Director    of
                                                                  the    Company
                                                                  since 1988.

John A. Hill                         54                           Chairman of the Board of First                 1987
                                                                  Reserve since July 1990; Director
                                                                  of Snyder Oil Company, Trans-
                                                                  montaigne Oil Company and
                                                                  Weatherford Enterra Inc.; Trustee
                                                                  of the Putnam Funds.

William E. Macaulay                  51                           President and Chief Executive                  1987
                                                                  Officer of First Reserve since
                                                                  July 1990; Director of Weatherford
                                                                  Enterra, Inc., Hugoton Energy
                                                                  Corporation, National-Oilwell, Inc. and
                                                                  Transmontaigne Oil Company.

David H. Kennedy                     47                           Managing Director of First Reserve             1996
                                                                  since 1986, Director of Berkley
                                                                  Petroleum Corporation, Burner
                                                                  Exploration Ltd. and Pursuit
                                                                  Resources.

C.    Robert Bunch                   42                           Attorney, Scott Douglass Luton &               1991
                                                                  McConnico, L.L.P. since May 1996;
                                                                  Executive Vice President and Chief
                                                                  Operating Officer of Oyo Geospace
                                                                  Corporation, (June 1995-May 1996);
                                                                  President of Geo-Capital Resources,
                                                                  L.C.; Senior Vice President of Siberian
                                                                  American Limited-Liability Company
                                                                  (June 1992-June 1993); President, Chief
                                                                  Operating Officer and a Director of
                                                                  Tescorp, Inc. (November 1989-March 1992).

C. Adams Moore                       63                           Independent consultant in the steel            1996
                                                                  distribution and fabrication businesses
                                                                  since February 1992;  Vice President of
                                                                  Sales of Bethlehem Steel Corporation
                                                                  and President of Bethlehem Steel Export
                                                                  Corporation (January 1982-February 1992)
                                                                  Director of Fisher Tank Company and
                                                                  Warren  Fabricating and Machinery
                                                                  Corporation.

The Company's Bylaws currently specify that the number of Directors shall be seven, subject to amendment by the Board. John P. Stupp, Jr., a current Director of the Company, is not standing for reelection, thereby creating a vacancy on the Board of Directors following the 1997 Annual Meeting. Although the Board intends to fill this vacancy no person has as yet been selected, and it is not anticipated that the vacancy will be filled until after the 1997 Annual Meeting. Proxies solicited by the Company cannot be voted to elect any person a Director who is not named herein.

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such individuals are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, seven Form 5's, were timely filed. The Company believes that such persons complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal 1996.

The Board of Directors of the Company has established an Audit Committee currently consisting of Messrs. Bunch (Chairman), Moore and Kennedy and a Compensation Committee currently consisting of Messrs. Macaulay (Chairman), Hill and Bunch. The purpose of the Audit Committee is to review the results and scope of the audit and services provided by the Company's independent auditors. The purpose of the Compensation Committee is to act on behalf of the Board of Directors with respect to the compensation of directors and executive officers. The Compensation Committee also administers the Company's stock option and other benefit plans.

During the fiscal year ended September 30, 1996, the Board of Directors held three meetings, the Audit Committee held one meeting and the Compensation Committee held two meetings. During such fiscal year each incumbent Director attended no fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period and (ii) the meetings held during the period by Committees of the Board of Directors on which he served.

The Company pays an annual retainer of $20,000 to each non-employee Director. In addition, the Company pays to each non-employee Director for each Board of Directors meeting attended, and for each Committee meeting attended, compensation of $1,500 and $750, respectively. The Company also pays the ordinary and necessary out-of-pocket expenses incurred by non-employee Directors to attend Board of Directors and Committee meetings. Pursuant to the Director Stock Option Plan, each "Eligibl Director" will receive an annual grant of options to acquire 3,750 shares of Common Stock at an exercise price equal to the Fair Market Value of such shares at the time of grant. An "Eligible Director" is a director of the Company who is neither an employee of the Company nor a director or employee of an entity having the power to vote or dispose of ten percent (10%) or more of the outstanding Common Stock.

                             EXECUTIVE COMPENSATION

The following table sets forth information relating to compensation paid to or accrued for the benefit of the Company's Chief Executive Officer and each of the three other executive officers of the Company (together, the "named executive officers") for all services rendered in all capacities to the Company during each of the Company's last three completed fiscal years. No compensation was paid in the form of restricted stock awards, stock appreciation rights or payouts pursuant to long-term incentive plans during any of the last three fiscal years.


                           SUMMARY COMPENSATION TABLE

                                                                                               Securities
                                        Fiscal                           Other                 Underlying All Other
                                        Year       Salary      Bonus     Annual                Options/   Compen-
Name and Principal Position             Ended      ($)(1)      ($)(2)    Compensation(3)       SARs(#)    sation(4)
---------------------------             -----      ------      -----     --------------------- -------    ---------

Gregg M. Eisenberg                      1996       248,000     149,310         --              35,000       20,399
President and Chief                     1995       236,250       7,561         --              65,000        6,657
Executive Officer                       1994       225,000          --         --                  --
6,944

Charles O. Struckhoff                   1996       138,000      83,268         --              30,000        4,643
Vice President -                        1995       131,250       4,223         --              25,000        3,904
Finance and Admin-                      1994       120,000          --         --                  --
5,325
istration and Chief
Financial Officer

T. Scott Evans                          1996       138,000      81,962         --              30,000        19,693
Vice President -                        1995       131,250       4,231         --              25,000         4,087
Commercial                              1994       125,000          --         --              10,000         5,529
Operations

Sudhakar Kanthamneni                    1996       145,000      88,288         --              35,000        24,883
Vice President -                        1995       131,250       4,231         --              25,000         3,913
Manufacturing and                       1994       125,000          --         --              10,000         5,015
Technology
-----

(1) Includes that portion of salary deferred at the named executive officer's election under the Maverick Tube Corporation Savings for Retirement Plan (the "Company 401(k) Plan").

(2) Executive officers of the Company may earn bonuses under the Company's Performance Bonus Plan (quarterly) and Profitability Bonus Plan (annually) if certain performance criteria, which are established annually, are met.

(3) Except as otherwise noted, other annual compensation paid or distributed to each of the named executive officers did not in any year exceed the lesser of $50,000 or 10% of his respective annual salary and bonus.

(4) Includes amounts contributed by the Company under the Company's 401(K) Plan and additional compensation deferred under the Deferred Compensation Plan established in fiscal 1996 for the benefit of executive officers. The Deferred Compensation Plan provides for annual deferred compensation awards (together with interest thereon) all of which are payable on the fifth anniversary of the first award, provided that the executive officer remains employed by the Company, or upon the executive officer's death or a change in control of the Company. During fiscal 1996, deferred compensation awards of $15,000, $15,000 and $20,000 were made to Messrs. Eisenberg, Evans and Kanthamneni, respectively.



Information as to Stock Options

The following table provides certain information as to options granted to the persons named in the Summary Compensation Table during fiscal 1996:


                        OPTION GRANTS IN LAST FISCAL YEAR
                                Individual Grants
                                                                                                      Potential Realizable
                                                                                                        Value at Assumed
                                Number of         % of Total                                            Annual Rates of
                                Securities         Options                                          Stock Price Appreciation
                                Underlying         Granted          Exercise or                        for Option Term (4)
                                  Options         Employees in      Base Price     Expiration       -------------------------
        Name                   Granted (#)(1)     Fiscal Year       ($/Sh) (2)      Date (3)         5% ($)          10% ($)
        -----                  --------------     -----------       ----------     ----------        -------       -------

Gregg M. Eisenberg                 20,000           14.08%             $8.00        11/14/02         54,415.30    123,449.76
                                   15,000           10.56              13.25        09/26/01         54,910.96    121,338.90

Charles O. Struckhoff              15,000           10.56%             $8.00        11/14/02         40,811.48     92,587.32
                                   15,000           10.56              13.25        09/26/01         54,910.96    121,338.90

T. Scott Evans                     15,000           10.56%             $8.00        11/14/02         40,811.48     92,587.32
                                   15,000           10.56              13.25        09/26/01         54,910.96    121,338.90

Sudhakar Kanthamneni               20,000           14.08%             $8.00        11/14/02         54,415.30    123,449.76
                                   15,000           10.56              13.25        09/26/01         54,910.96    121,338.90

(1)   Each option with respect to each optionee listed above was granted on November 14, 1995 and September 27, 1996 at which time the fair market value of the Maverick Common Stock was $6.50 and $13.125 respectively.

(2)   These options are not exercisable until November 14, 2000 and September 26, 1999, respectively, whereupon they become fully exercisable.

(3)  Subject generally to earlier termination upon cessation of employment.

(4)    The potential realizable values shown illustrate the values that might be realized upon exercise  immediately prior to the expiration of their term using 5 percent and 10 percent  appreciation  rates set by the Securities and  Exchange  Commission,  compounded  annually  and  therefore  are not intended  to  forecast  possible  future  appreciation,  if  any,  of the
       Company's  stock  price.  Additionally,  these  values  do not take  into consideration certain provisions of the option which could affect value, such as
       the nontransferability or the termination thereof following termination of employment.
















                          AGGREGATE OPTION EXERCISES IN
               LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
                                                                                   Value of
                                                             Number of            Unexercised
                                                            Unexercised           In-the-Money
                                                              Options                Options
                                                           at Fiscal Year-       at Fiscal Year-
                                                               End (#)              End ($)(1)
                            Shares Acquired     Value       Exercisable/           Exercisable/
     Name                   on Exercise (#)   Realized ($)  Unexercisable          Unexercisable

Gregg M. Eisenberg                --               --           --/100,000             --/$272,080

Charles O. Struckhoff             --               --           --/55,000              --/$155,415

T. Scott Evans                    --               --       25,000/55,000        $150,000/$155,415

Sudhakar Kanthamneni              --               --       30,000/60,000        $187,500/$181,248

(1)   Represents the market value of the underlying Common Stock at the close of business on September 30, 1996, less the aggregate exercise price.

Employment Arrangements with Executive Officers

The Company is not a party to any employment agreements with its officers or employees. The Company has entered into Severance Agreements with each of the named executive officers providing for severance pay upon the involuntary termination of such named executive officers (other than for cause) of an amount equal to one-half of such executive officer's then base annual salary. Such Severance Agreements also provide for severance pay to the named executive officer if, within two years following a "Change of Control" of the Company, the employment of such named executive officer with the Company (or its successor) is terminated by the Company (or its successor) other than for cause or is terminated by the named executive officer for "good reason." In such event, the then base salary of the named executive officer will continue for the remainder of the period ending two years from the occurrence of the Change of Control. A "Change of Control" is defined in the Severance Agreements to mean generally the occurrence of certain events which result in the acquisition by an entity, or group of entities acting in concert, of more than thirty-five percent (35%) of the outstanding Common Stock. The term "good reason" is defined in the Severance Agreements to mean generally a significant reduction of the duties or salaries, a required relocation of the named executive officer, the occurrence of certain breaches of the agreement by the Company or determination of the executive officer that the business philosophy or policies of the Company or its successor are not compatible with those of the executive officer. Additionally, the option agreements with each of the named executive officers with respect to options granted in November, 1995 and September, 1996 under the Maverick Tube Corporation 1994 and 1990 Stock Option Agreement respectively provide that all options granted thereunder shall become exercisable immediately upon the occurrence of certain events which would result in a Change of Control.




Certain Relationships and Related Transactions

Certain funds managed by First Reserve have collectively acquired a substantial minority equity interest in National-Oilwell, Inc. ("National-Oilwell), a significant customer of the Company. William E. Macaulay, a director of the Company is also a director of National-Oilwell. In fiscal 1996, National-Oilwell accounted for 16 percent of the Company's net sales, and was the largest single customer of the Company during that 12-month period.



                          COMPENSATION COMMITTEE REPORT

    The Compensation Committee is committed to providing a comprehensive compensation package designed to attract and retain quality executive officers, instill a long-term commitment to the Company and insure that the interests of management and the Company's shareholders are aligned. With this in mind, the Compensation Committee's principal objective is to link executive compensation to corporate performance. However, the Committee also considers progress on strategic and other qualitative goals when determining base salaries of the Company's executive officers. The Committee's compensation policies include the following:

    * establishing compensation levels competitive with those of similar-size manufacturing companies;

    * balancing short-term and long-term goals and performance of the Company and its executive officers; and

    * providing executive officers with opportunities to build capital value through stock options.

Given  the   Compensation   Committee's   policies,   the  executive   officers'
compensation package primarily includes three elements: (1) base salary; (2) cash bonuses; and (3) stock options.

Base Salaries

           Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by referring to the relevant competitive marketplace for executive management, which includes a comparison to a self-selected group of other manufacturing companies of a size similar to that of the Company. The comparative group is not limited to companies which comprise the published industry index shown in the Company's stock performance graph presented below. Rather, the Compensation Committee believes that the relevant marketplace for executive management is broader than that represented by other companies in such industry. The base salary for each of the executive officers is targeted generally at or below the mid-point within the comparative group. When determining base salary, the Compensation Committee also takes into account other aspects of the entire compensation package afforded by the Company to the individual officer, which include Company matching contributions under the 401(k) Profit Sharing Plan, deferred compensation and certain perquisites.

           Base salaries are reviewed annually and adjusted after considering executive officer salaries of the comparative group (as discussed previously), the Company's performance for the year, the individual executive's contribution to that performance, achievement of individual performance objectives and years of service with the Company. The Compensation Committee exercises judgment and discretion in the information it reviews and the analysis it considers. In reviewing base salaries of the executive officers other than the Chief Executive Officer, the Compensation Committee also takes into account the views of Gregg M. Eisenberg, President and Chief Executive Officer, whose views typically are subjective, such as his perception of the individual's performance, the importance of his role and functional responsibilities to the overall well-being of the Company and any planned changes in functional responsibilities.

           In determining Mr. Eisenberg's base salary for fiscal 1997, the Compensation Committee considered several factors relating to the Company's financial and operating performance during fiscal 1996. Such factors, to which the Committee did not attribute specific values or weights, included the record breaking financial results of the Company for fiscal 1996, 58% growth in the Company's Industrial Products segment, and the significant improvement in the Company's Oil Country Tubular Goods market share. Based on these considerations, the Compensation Committee set Mr. Eisenberg's base salary for fiscal 1997 at $265,000, which reflects a 6.85% increase over fiscal 1996, Mr. Eisenberg was also awarded deferred cash compensation of $15,000 during fiscal 1996 under the Company's Deferred Compensation Plan.









    Bonuses

           Under the terms of the Company's Performance Bonus Plan, the Company's executive officers are eligible for quarterly cash bonuses, not to exceed 15% of base salary, based upon attaining specified objective criteria. The Compensation Committee establishes annual cash bonuses under the terms of the Company's Executive Bonus Plan, not to exceed 50% of base salary. The criteria for annual bonuses for fiscal 1996 was the achievement by the Company of a specified earnings per share target with respect to 50% of the bonus and the achievement of certain other performance goals, with respect to the remaining 50% of the bonus. The bonus paid to Mr. Eisenberg reflects the application of the objective standards set by the Compensation Committee in November, 1995.

    Stock Options

           The granting of stock options is a key part of the Company's overall compensation program designed to provide its executive officers and other key employees with incentives to maximize the Company's long-term financial performance and align their interests with those of the Company's shareholders. Through its Stock Option Plans, the Company has encouraged its executive officers to acquire and hold the Company's Common Stock.

           In determining whether and how many options should be granted, the Committee may consider the seniority of and the amount of Common Stock already held by each of the executive officers and such other factors as it deems appropriate. However, the Compensation Committee has not established target awards governing the recipient, timing or size of option grants under the Stock Option Plans. Thus, determinations by the Compensation Committee with respect to the granting of stock options is subjective in nature. The Compensation Committee's primary consideration for determining the number of shares to be covered by options provided during fiscal 1996 was to encourage long term performance of the Company's executive officers. For this reason, each of the options granted to Mr. Eisenberg and the other executive officers named in the Summary Compensation Table was for an option price in excess of the fair market value of the Maverick Common Stock on the date of the grant and is not exercisable for a period of three to five years.



                             Respectfully submitted,

                          COMPENSATION COMMITTEE OF THE
                 BOARD OF DIRECTORS OF MAVERICK TUBE CORPORATION

                          William E. Macaulay, Chairman
                              John A. Hill, Member
                             C. Robert Bunch, Member

                             STOCK PERFORMANCE GRAPH

    Set forth below is a line graph comparing the cumulative total shareholder return since October 1, 1991 through September 30, 1996 on its Common Stock against the cumulative total return of the Nasdaq Stock Market - U.S and the Dow Jones Oilfield and Equipment Services-Other Index.

   COMPARISON OF FIVE YEAR CUMULATIVE RETURN AMONG MAVERICK TUBE CORPORATION,
  NASDAQ STOCK MARKET -- U.S. INDEX AND THE DOW JONES OTHER OILFIELD EQUIPMENT
                               AND SERVICES INDEX


Measurement Period            Maverick Tube            Nasdaq Stock                 Dow Jones Oilfield
(Fiscal Year Covered)          Corporation         Market -- U.S. Index       Equipment and Services Index
--------------------          -------------       ---------------------       ----------------------------

FYE 9/30/91                        100                      100                           100
FYE 9/30/92                         85                      112                           104
FYE 9/30/93                        185                      147                           108
FYE 9/30/94                        131                      148                            93
FYE 9/30/95                        103                      204                           112
FYE 9/30/96                        181                      243                           149

   Item 2 - AMENDMENT OF THE MAVERICK TUBE CORPORATION 1994 STOCK OPTION PLAN

   It is the intention of the persons named in the accompanying proxy, unless otherwise directed, to vote such proxies for the adoption of the amendment to the Maverick Tube Corporation 1994 Stock Option Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN THE FAVOR OF THE ADOPTION OF THE AMENDMENT TO THE MAVERICK TUBE CORPORATION 1994 STOCK OPTION PLAN AS SET FORTH BELOW.

    In 1994, the Board of Directors of the Company (the "Board") adopted and the Stockholders of the Company (the "Stockholders") subsequently approved the Maverick Tube Corporation 1994 Stock Option Plan (the "1994 Plan"). On October 22, 1996, the Board of Directors amended the 1994 Plan in order to increase the number of shares of Common Stock available for issuance from 300,000 to 1,000,000 (the "First Amendment") and directed that the First Amendment be submitted to the Stockholders for their approval. If the holders of at least a majority of the issued and outstanding shares of Common Stock present at the annual meeting in person or by proxy do not vote for the approval thereof, no options granted thereunder will qualify as incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")

    The 1994 Plan is designed to provide additional incentives for key employees of the Company to promote the success of the business and to enhance the Company's ability to attract and retain the service of qualified persons. As indicated above, a maximum of 300,000 shares of Common Stock currently may be issued pursuant to options granted under the 1994 Plan and of that amount, only 10,000 shares remain available for future grants of options. The Board believes that option grants under the 1994 Plan will continue to be an important ingredient in the successful recruitment and retention of management personnel.

    An option enables the optionee to purchase shares of Common Stock at an exercise price set by the Board at the date of grant. In the case of ISOs, the exercise price per share may not be less than the fair market value of the Common Stock at the time the option is granted, and in the case of an optionee who is or would be the beneficial owner of more than 10% of the total combined voting power of all classes of the Company's stock, the exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant. No person may be granted ISOs under the 1994 Plan that are first exercisable during any calendar year for shares having an aggregate fair market value as of the date of grant of more than $100,000. In order to obtain the option shares, a participant must pay the full exercise price to the Company at the time of exercise of the option. The purchase price may be paid in cash or, with the consent of the Board, stock of the Company, including stock acquired under the same option. All ISOs granted are intended to qualify under Section 422 of the Code.

    The 1994 Plan provides that stock options may be granted with terms of no more than 10 years from the date of grant, provided that with respect to the grant of an ISO to an optionee who is or would be the beneficial owner of more than 10% of the total combined voting power of all classes of the Company's stock, the term of such option may not exceed 5 years. Options will survive for a limited period of time after the optionee's death, disability or normal retirement from the Company. Any shares as to which an option expires, lapses unexercised or is terminated or canceled may be subject to a new option .

    Under present law, upon exercise of an option the holder recognizes ordinary income, and the Company is entitled to a deduction, equal to the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price. However, an ISO generally will not result in taxable income to the recipient or a tax deduction to the Company at the time of exercise. If certain requirements are met, a taxable event will not be triggered with respect to an ISO until the underlying shares are sold.

            ITEM 3 - RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

Ernst & Young LLP, the Company's independent public accountants for the fiscal year ended September 30, 1996, has been selected as the Company's independent public accountants for the fiscal year ending September 30, 1997. Representatives of Ernst & Young LLP are expected to attend the annual meeting and will have the opportunity to make statements and respond to appropriate questions from stockholders.





                              STOCKHOLDER PROPOSALS

    Any stockholder proposal to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company's Secretary at the Company's principal executive offices not later than October 24, 1997, for inclusion in the Board of Directors' Proxy Statement and form of proxy relating to that meeting. Each proposal submitted should be accompanied by the name and address of the stockholder submitting the proposal, the number of shares of Common Stock owned by him of record or beneficially and the date upon which he acquired such shares. If the proponent is not a stockholder of record, proof of beneficial ownership should also be submitted. All proposals must be a proper subject for action and comply with the proxy rules of the Securities and Exchange Commission.

     A COPY OF THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR ITS FISCAL YEAR 1996 ACCOMPANIES THIS PROXY STATEMENT.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR 1996. EACH FILED WITH THE COMMISSION (INCLUDING RELATED FINANCIAL STATEMENTS AND SCHEDULES) IS AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE, UPON WRITTEN REQUEST TO MAVERICK TUBE CORPORATION, 400 CHESTERFIELD CENTER, SECOND FLOOR, CHESTERFIELD, MISSOURI 63017; ATTN.: SECRETARY

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON ARE REQUESTED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE.

                                 OTHER BUSINESS

    The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as set forth in the Notice which accompanies this Proxy Statement. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                       By Order of the Board of Directors,

                              CHARLES O. STRUCKHOFF
                                    Secretary


                                                                      Appendix A
                                                       (Front of the Proxy Card)

                                   PROXY CARD
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

1.   Election of Directors Nominees: Gregg M.
     Eisenberg, John A. Hill, William E.                    Except Nominees
     Macaulay, C. Robert Bunch, C. Adams     For  Withhold  written below
     Moore and David H. Kennedy.             O        O          O

     ____________________________________

     ____________________________________

2.   Proposal to approve the amend-          For  Against   Abstain
     ment to the Maverick Tube Corporation   O        O          O
     1994 Stock Option Plan.

3.   In their discretion, upon other        For Against      Abstain
     matter as may properly come             O        O          O
     before the meeting.



                                 Dated:__________________________________, 19__

                                  ____________________________________________
                                  Signature(s)

                                  ____________________________________________
                                  This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR Proposals 1 and 2.

                                  This Proxy must be signed exactly as name appears hereon. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.
                                                       (Back of the Proxy Card)

                            MAVERICK TUBE CORPORATION

                This Proxy is Solicited By the Board of Directors
           For the Annual Meeting of Stockholders - February 10, 1997

     The undersigned hereby appoints GREGG M. EISENBERG and CHARLES O. STRUCKHOFF, and each of them, the attorneys and proxies of the undersigned, with power of substitution, to vote on behalf of the undersigned all the shares of stock of MAVERICK TUBE CORPORATION which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Doubletree Hotel and Conference Center, 16225 Swingley Ridge Road, Chesterfield, MO 63017 at 4:00 P.M., Central Standard Time, on Monday, February 10, 1997, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such stock, and the undersigned authorizes and instructs said proxies to vote as follows:

            PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                                  (Continued and to be signed on reverse side.)